SECURITIES AND EXCHANGE COMMISSION
      Washington, D. C.  20549
      Form 8 - K
      Current Report



           Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934. Date of Report (Date of earliest event reported) May 2, 1997
      S & T Bancorp, Inc.
      (Exact name of registrant as specified in its charter)

      Pennsylvania                 0-12508                 25-1434426
      (State or other              (Commission File           (IRS Employer
      jurisdiction of incorporation)         Number     identification No.)

      P. O. Box 190,  800 Philadelphia Street, Indiana PA   15701
      (Address of principal executive offices)           Zip Code

      Registrant's telephone number, including area code    (412) 349-2900
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      Item 2 - Acquisition or Disposition of Assets

           On May 2, 1997, S&T Bancorp, Inc. completed the merger of Peoples Bank of Unity into its principal subsidiary, S&T Bank. Peoples Bank of Unity, had assets of $287 million, operated six offices in the eastern suburbs of Pittsburgh, including Plum Borough, Penn Hills, Monroeville, Oakmont and Holiday Park. All of these offices now operate under the S&T Bank name.

           Under the terms of the merger agreement, Peoples Bank shareholders received 26.25 S&T common shares for each of the 115,660 outstanding Peoples Bank common shares. This resulted in a tax-free exchange, and the merger was accounted for as a pooling-of-interests. Based upon the market price of S&T Bancorp common stock on May 2, 1997, the transaction has a value of approximately $102 million.

           The completion of the merger is discussed in a press release attached hereto as Exhibit 99.1.

           The Agreement and Plan of Merger dated November 25, 1996 among the Registrant, S&T Bank and Peoples Bank was previously filed as
      Exhibit 2 to the registrants current report on Form 8-K dated November 25, 1996.
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Item 7 -  Financial Statements, Pro Forma Financial Information and Exhibits

 (a) Financial Statements
        Audited financial statements of Peoples Bank of Unity as of December 31, 1996 and for the years ended December 31, 1996, 1995 and 1994, and the independent auditors' report thereon, were previously included on Pages F-1 through F-34 of the Registrant's definitive proxy statement for the 1997 annual meeting of the Registrant's shareholders.

 (b) Pro Forma Disclosures
        (1) Unaudited pro forma combined financial information as of December 31, 1996 and for the three years ended December 31, 1996, 1995 and 1994, giving effect to the merger of Peoples Bank into S&T Bank, were previously included on pages 31-33 of the Registrant's definitive proxy statement for the 1997 annual meeting of the Registrant's shareholders.

        (2) Unaudited pro forma combined financial information as of March 31, 1997 and for the three months ended March 31, 1997 and 1996, giving effect to the merger of Peoples Bank into S&T Bank, are filed herewith as
 Exhibit 99.2

Pro Forma Combined Financial Information

 The following tables set forth selected unaudited pro forma financial data reflecting the Merger.

 The pro forma information has been prepared assuming that People's shareholders will receive in the Merger 3,036,075 shares of S&T Common Stock for 115,660 shares of Peoples Common Stock outstanding, or an Exchange Ratio of 26.25 shares of S&T Common Stock for each share of Peoples Common Stock. The Merger has been reflected as a pooling-of interests. The pro forma combined condensed statements of income for the periods ended March 31, 1997 and 1996 were prepared on the assumption that the Merger has been effected as of January 1, 1997 and 1996. The pro forma combined condensed statements of income for the periods ended December 31, 1996, 1995 and 1994 are incorporated herein by reference to the Registrant's definitive proxy statement for the 1997 annual meeting of the Registrant's shareholders.
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Item 7 -  Financial Statements, Pro Forma Financial Information and Exhibits
          (continued)

 (c) Exhibits
          (99.1) Press Release
          (99.2) Pro Forma Financial Statements
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      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.



                                          S & T Bancorp, Inc.

      May 13, 1997
                                          By: /s/ Robert E. Rout
                                            Robert E. Rout
                                            Chief Financial Officer
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